UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          November 19, 2015 (July 27, 2015)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 27, 2015, Majesco Software and Solutions India Private Limited, a wholly owned subsidiary of Majesco (“MSSIPL”), entered into a Credit Arrangement Letter with ICICI Bank Limited (“ICICI”) for packing credit in foreign currency and post-shipment credit in foreign currency. Under this facility MSSIPL may borrow up to 150 million Indian Rupees (approximately $2,275,500 at the exchange rate on November 17, 2015) in short term borrowings for working capital, including software and related services. Interest rate on this facility is based on LIBOR plus a margin to be determined at the time of each draw by ICICI. In addition, this facility includes a bank guarantee facility of up to 5 million Indian rupees (approximately $ 75,850 at the exchange rate on November 17, 2015) bearing a commission of 0.40% annually plus applicable service tax. This facility has a first pari passu charge over the current assets of MSSIPL. This facility is available until July 8, 2016 and contains covenants and customary events of default.

On August 28, 2015, MSSIPL entered into a Facility Letter with Standard Chartered Bank for pre-shipment financing and overdraft facilities. Under this facility MSSIPL may borrow up to 50 million Indian Rupees (approximately $758,500 at the exchange rate on November 17, 2015) in short term borrowings. Interest rate on this facility is based on a base rate or LIBOR plus a margin to be determined at the time of each draw by the lender. This facility has a first pari passu charge over the current assets of MSSIPL. This facility contains restrictive covenants on MSSIPL, its direct parent and their subsidiaries, including a negative pledge covenant and restrictions on assets sales outside the ordinary course of business or other substantial changes to the business. In addition, any change in ownership or control or merger transaction of MSSIPL, its direct parent or their subsidiaries will require consent from Standard Chartered Bank. Standard Chartered Bank may cancel a loan at any time. This facility also contains customary events of default provision and indemnification provisions whereby MSSIPL will indemnify Standard Chartered Bank against all losses or damages related to the facility. In addition, Standard chartered Bank has a right of first refusal on future hedging transactions, refinancing of the facility or other similar transactions so long as any amounts remain owed to it under the facility. MSSIPL is also obligated to reimburse all costs and expenses of Standard Chartered Bank under this facility.

Majesco expects that total borrowings under its existing PCFC facility provided by Yes Bank and the facilities with ICICI Bank and Standard Chartered Bank described above will not exceed Rs 36 crores (approximately $5.500,000 at the exchange rate on November 17, 2015) at any one point of time.

The foregoing summary of the Credit Arrangement Letter with ICICI and the Facility Letter with Standard Chartered Bank does not purport to be complete and is qualified in its entirety by reference to the agreements attached hereto as Exhibits 10.37 and 10.38 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.37 Credit Arrangement Letter dated July 27, 2015, between Majesco Software and Solutions India Private Limited and ICICI Bank Limited

10.38 Facility Letter dated August 28, 2015, between Majesco Software and Solutions India Private Limited and Standard Chartered Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: November 19, 2015

EXHIBIT INDEX

10.37 Credit Arrangement Letter dated July 27, 2015, between Majesco Software and Solutions India Private Limited and ICICI Bank Limited

10.38 Facility Letter dated August 28, 2015, between Majesco Software and Solutions India Private Limited and Standard Chartered Bank